COMMERCIAL LEASE

THIS COMMERCIAL LEASE (the "**Lease**") is made and entered into as of the Date of this Lease, by and between Landlord and Tenant. "**Date of this Lease**" shall mean the date on which the last one of the Landlord and Tenant has signed this Lease.

WITNESSETH:

Subject to and on the terms and conditions of this Lease, Landlord leases to Tenant and Tenant hires from Landlord the Premises.

1. **BASIC LEASE INFORMATION AND DEFINED TERMS.** The key business terms of this Lease and the defined terms used in this Lease are as follows:

1.1 **Landlord**. Maker's Development, LLC, a Florid limited liability company

1.2 **Tenant**. Can B Corp., a Florida corporation

1.3 **Property**. The parcel of land and the buildings and improvements located on such land located at 2045 NW Miami Court, Miami, Florida 33127.

1.4 **Premises**. That portion of the Property with a street address of 2041 NW 1st Avenue, Miami, FL 33127.

1.5 **Gross Leasable Area of the Premises.** 7,408 square feet. This square footage figure has been agreed upon by the parties as final and correct and is not subject to challenge or dispute by either party.

1.6 **Permitted Use of the Premises**. Storage and distribution of health and wellness products (see the Use article of this Lease).

1.7 **Commencement Date**. June 1, 2021

1.8 **Rent Commencement Date**. The Commencement Date.

1.9 **Lease Term**. Twelve (12) months beginning on the Commencement Date, as extended or sooner terminated under the terms of this Lease (see the Term article of this Lease). The Lease Term shall include any Renewal Term (as defined below) exercised by Tenant in accordance with this Lease. The term "**Lease Year**" means a period of twelve (12) full consecutive calendar months during the Lease Term, except that if the Commencement Date falls on a day other than the first day of a calendar month, the first Lease Year shall commence on the Commencement Date and end on the last day of the twelfth (12th) full calendar month following the Commencement Date.

1.10 **Extension Option(s)**. Tenant shall have the option to extend the Lease Term for one (1) period(s) of three (3) year(s) (the "**Renewal Term**"); provided, however, that (i) Tenant shall not then be in default under any terms and conditions of this Lease, (ii) Tenant shall not have previously been in default under any terms and conditions of this Lease more than one (1) time during the Lease Term (including any prior Renewal Term), and (iii) Tenant shall provide Landlord with written notice of its election to extend this Lease note less than three (3) months prior to the expiration of the then-current term, time being of the essence with respect to such notification.

1.11 **Base Rent**. During the first Lease Year, Base Rent shall be $192,000 per annum ($16,000 per month). If Tenant pays the full Base Rent for the first Lease Year in advance prior to the Commencement Date, then the Base Rent shall be reduced to $186,000 per annum (plus applicable sales taxes). Base Rent shall increase by 5% beginning on the first day of each subsequent Lease Year (including during the Renewal Term). The foregoing Base Rent amounts do not include applicable sales tax due on Rent, which shall be paid by Tenant in addition to and together with Base Rent.

1.12 **Security Deposit.** $17,040.00, to be paid to Landlord upon execution of this Lease by Tenant.

1.13 **Prepaid Rent**. Tenant shall pay to Landlord on the execution of this Lease by Tenant the sum of $17,040.00, on account of the Base Rent payable for the last month of the Lease Term (the "**Last Month's Advance Rent**").

1.14 **Tenant's Notice Address**. All notices to Tenant under this Lease should be sent to: 2041 NW 1ST Avenue, Miami, FL 33127

1.15 **Landlord's Notice Address**. 2059 NW 24th Avenue, Miami, FL 33142, with a copy to Daniel F. Benavides, Esq., Sandman Savrann PLLC 1221 Brickell Avenue, Miami, Florida 33131.

1.16 **Landlord's Address for Payments**. 2059 NW 24th Avenue, Miami, FL 33142

1.17 **Tenant Improvement Allowance**. None.

1.18 **Landlord's Broker**. None.

1.19 **Tenant's Broker**. None.

1.20 **Business Days**. All days other than Saturdays, Sundays, or Legal Holidays.

1.21 **Legal Holidays**. New Year's Day, Memorial Day, Fourth of July, Labor Day, Thanksgiving Day, and Christmas Day.

2. **LEASE TERM**. Tenant shall have and hold the Premises for the Lease Term. The Lease Term shall commence on the Commencement Date. Tenant shall, if Landlord so requests, thereafter execute and return within ten days a letter confirming the Commencement Date, Rent Commencement Date, and the expiration date of this Lease.

3. **USE.**

3.1 **Permitted Use**. Tenant shall continuously use and occupy the Premises only for the Permitted Use of the Premises, in keeping with first-class standards of quality, respect, decorum, integrity, finesse, and stability. Tenant shall not use or permit or suffer the use of the Premises for any other business or purpose. Tenant shall conduct its business in the Premises solely under Tenant's Trade Name. Tenant shall conduct its business upon the Premises in accordance with the highest ethical and operating standards of Tenant's industry. The agreements of Tenant concerning limitations on the use of the Premises, as set forth in this Lease, are a material inducement to Landlord in entering into this Lease. The provisions of this article are in the nature of restrictive covenants running with the land. Tenant shall warehouse, store, and stock in the Premises only goods, wares, and merchandise that Tenant intends to offer for sale at, in, from, or upon the Premises. This shall not preclude occasional emergency transfers of merchandise from the other stores of Tenant, if any, not located in the Property. Nothing contained in this Lease shall be construed as giving Tenant an express or implied exclusive use in the Property, unless expressly set forth in this Lease. Tenant shall conform to the Rules and Regulations. "**Rules and Regulations**" shall mean the rules and regulations for the Property promulgated by Landlord from time to time. The Rules and Regulations which apply as of the Date of this Lease are attached as **EXHIBIT "A"**.

3.2 **No Offensive or Illegal Use**. No use of the Premises during the Lease Term shall be offensive to the neighborhood by reason of odor, fumes, noise, or traffic; no illegal activity shall be conducted on the Premises by Tenant or by anyone claiming the right to use the Premises by or through Tenant; and no activities on the Premises shall be permitted by Tenant, or by anyone claiming the right to use the Premises by or through Tenant, which are, in the sole discretion of Landlord, immoral or lewd or capable of subjecting the Premises to an unfavorable reputation or reducing the sale or rental value of the Premises. Landlord acknowledges that Tenant is producing hemp-based products in the facility.

4. **RENT.**

4.1 **General**. Tenant shall pay Rent to Landlord in lawful United States currency. All Base Rent and additional rent shall be payable in monthly installments, in advance, beginning on the Rent Commencement Date (subject to any prepaid Rent due under Article 1), and continuing on the first day of each and every calendar month thereafter during the Lease Term. Unless otherwise expressly provided, all monetary obligations of Tenant to Landlord under this Lease, of any type or nature, other than Base Rent, shall be denominated as additional rent. Except as otherwise provided, all additional rent payments are due five days after delivery of an

TENANT INITIALS: ____ LANDLORD INITIALS: RM

invoice. Tenant shall pay monthly to Landlord any sales, use, or other tax (excluding state and federal income tax) now or hereafter imposed on any Rent due under this Lease. The term "**Rent**" when used in this Lease includes Base Rent and all forms of additional rent. All Rent shall be paid to Landlord without demand, setoff, or deduction whatsoever, except as specifically provided in this Lease, at Landlord's Notice Address, or at such other place as Landlord designates in writing to Tenant. Tenant's obligations to pay Rent are covenants independent of the Landlord's obligations under this Lease.

4.2 **Last Month's Advance Rent**. The Last Month's Advance Rent payment shall be applied to Tenant's obligations for Rent for the last month of the Lease Term. Tenant shall remain liable for any additional amounts owed in excess of the Last Month's Advance Rent payment. Landlord may use, apply, or retain the whole or any part of the Last Month's Advance Rent to the extent required for the payment of any rent or any sum which Landlord may be required to expend by reason of Tenant's default under any of the provisions of this Lease. Tenant expressly acknowledges that Tenant shall not have the right to apply the Last Month's Advance Rent to any rent other than the rent owed for the last month of the Lease Term. Application of the Last Month's Advance Rent to rents owed shall be at the sole option of Landlord, and the right to possession of the Premises by Landlord for non-payment of rent or for any other reason shall not in any event be affected by the existence of the Last Month's Advance Rent payment. If Landlord uses, applies, or retains the whole or any part of the Last Month's Advance Rent, Tenant shall deliver to Landlord the amount necessary to replenish the Last Month's Advance Rent to its original sum within five days after notification from Landlord of the amount due. Failure to pay the amount due within the required time period constitutes a material default under this Lease.

5. **ASSIGNMENT OR SUBLETTING**. Tenant may not transfer any of its rights under this Lease, voluntarily or involuntarily, whether by merger, consolidation, dissolution, operation of law, or any other manner (any of which, a "transfer"), without Landlord's consent, which may be withheld in Landlord's sole and absolute discretion. Without limiting the generality of the foregoing, Tenant may not sublease, assign, mortgage, encumber, permit the transfer of ownership or control of the business entity comprising Tenant, or permit any portion of the Premises to be occupied by third parties. Consent by Landlord to a transfer shall not relieve Tenant from the obligation to obtain Landlord's consent to any further transfer. Tenant and Guarantor shall remain fully liable for all obligations under this Lease following any such transfer. The joint and several liability of Tenant, Guarantor, and any successor in interest of Tenant (by assignment or otherwise) under this Lease shall not in any way be affected by any agreement that modifies any of the rights or obligations of the parties under this Lease or any waiver of, or failure to enforce, any obligation under this Lease. If Landlord assigns this Lease to a successor who expressly assumes the obligations of Landlord, Landlord shall be released from its obligations. Tenant shall pay to Landlord, on demand, an administrative fee of $2,000, plus all reasonable attorneys' fees and actual costs associated with Landlord's consideration of Tenant's transfer request and the review and preparation of all documents associated with it. Any transfer by Tenant in violation of this article shall, at Landlord's option, be void.

6. **INSURANCE**.

6.1 **Tenant's Insurance**. Tenant shall obtain and keep in full force and effect the following insurance coverages: (a) commercial general liability insurance, including contractual liability, on an occurrence basis, on the then most current Insurance Services Office ("**ISO**") form in the minimum amounts of $3 million per occurrence, $5 million general aggregate; (b) if Tenant operates owned, hired, or non-owned vehicles at the Property, comprehensive automobile liability insurance at a limit of not less than $1,000,000 combined bodily injury and property damage; (c) special form causes of loss property insurance (ISO CP 10 30 or equivalent in effect in the State in which the Premises are located), in an amount adequate to cover 100% of the replacement costs, without co-insurance, of all of Tenant's property and Alterations in the Premises; (d) workers' compensation insurance; (e) business income and extra expense insurance covering the risks to be insured by the property insurance described above, on an actual loss sustained basis, but in all events in an amount sufficient to prevent Tenant from being a co-insurer of any loss covered under the applicable policy or policies, including income coverage for a minimum 12 month period; (f) plate glass insurance with a deductible of not more than $250; (g) if alcoholic beverages are served or sold from the Premises, liquor liability insurance in the amount of $1 million; and (h) such other insurance as may be reasonably required by Landlord. Tenant's insurance shall provide primary coverage to Landlord when any policy issued to Landlord provides duplicate or similar coverage, and in such circumstance, Landlord's policy will be excess over Tenant's policy. None of Tenant's policies may have any deductibles, or any self-insured retentions.

6.2 **Insurance Requirements**. All insurance policies shall be written with insurance companies and shall have coverage limits acceptable to Landlord and having a policyholder rating of at least "A-" and a financial size category of at least "Class XII" as rated in the most recent edition of "Best's Key Rating Guide" for insurance companies. All insurance policies shall be written with insurance companies and shall have coverage limits acceptable to Landlord and having a policyholder rating of at least "A-" and a financial size category of at least "Class XII" as rated in the most recent edition of "Best's Key Rating Guide" for insurance companies. The commercial general liability insurance policy shall name Landlord and Landlord's directors, officers, partners, agents, employees,

mortgagee, and managing agent, as additional insureds and shall provide that they may not be terminated or modified in any way that would materially decrease the protection afforded Landlord under this Lease without 30 days' advance notice to Landlord. The minimum limits of insurance specified in this article shall in no way limit or diminish Tenant's liability under this Lease. Tenant shall furnish to Landlord, not less than 15 days before the date the insurance is first required to be carried by Tenant, and thereafter at least 15 days before the expiration of each policy, true and correct photocopies of all insurance policies required under this article, together with any amendments and endorsements to the policies, evidence of insurance (on a form acceptable to Landlord), and such other evidence of coverages as Landlord may reasonably request, and evidence of payment of all premiums and other expenses owed in connection with the policies. Coverage amounts for the commercial general liability insurance may be increased periodically in accordance with industry standards for similar properties. Within 30 days after demand by Landlord that the minimum amount of any coverage be increased, Tenant shall furnish Landlord with evidence of the increased coverage.

6.3 **Waiver of Subrogation**. Landlord and Tenant each expressly, knowingly, and voluntarily waive and release any claims that they may have against the other or the other's employees, agents, or contractors and against every other tenant in the Property who shall have executed a waiver similar to this one for loss or damage to its property and loss of business (specifically including loss of Rent by Landlord and business interruption by Tenant) as a result of the acts or omissions of the other party or the other party's employees, agents, or contractors (specifically including the negligence of either party or its employees, agents, or contractors and the intentional misconduct of the employees, agents, or contractors of either party), to the extent any such claims are covered by the workers compensation, employer's liability, property, rental income, business income, or extra expense insurance described in this Lease (whether or not actually carried by either party), or other property insurance that either party may carry at the time of an occurrence. Landlord and Tenant shall each, on or before the earlier of the Commencement Date or the date on which Tenant first enters the Premises for any purpose, obtain and keep in full force and effect at all times thereafter a waiver of subrogation from its insurer concerning the workers' compensation, employer's liability, property, rental income, and business interruption insurance maintained by it for the Property and the property located in the Property. The waiver of subrogation and release shall not apply to the deductible amount of any loss under any property insurance carried by Landlord. This section shall control over any other provisions of this Lease in conflict with it and shall survive the expiration or sooner termination of this Lease.

7. DEFAULT.

7.1 **Events of Default**. Each of the following shall be an event of default under this Lease: (a) Tenant fails to make any payment of Rent when due within five days after the date such payment is due; (b) Tenant fails to perform any other obligation under this Lease or any Guarantor defaults under any guaranty of this Lease; (c) Tenant or any Guarantor for Tenant's obligations under this Lease becomes bankrupt or insolvent or makes a general assignment for the benefit of creditors or takes the benefit of any insolvency act, or if any debtor proceedings are taken by or against Tenant or any Guarantor; (d) a receiver or trustee in bankruptcy is appointed for the Tenant's property and the appointment is not vacated and set aside within 60 days from the date of the appointment; (e) Tenant rejects this Lease in any bankruptcy, insolvency, reorganization, or arrangement proceedings; or (f) the leasehold estate granted to Tenant by this Lease is taken on execution or other legal process. Subsections (c) through (f) above are sometimes referred to in this Lease as **"Non-Curable Defaults."**

7.2 **Grace Periods**.

7.2.1 **Nonmonetary Defaults**. **"Emergency"** shall mean the threat of imminent injury or damage to persons or property or the imminent imposition of a civil or criminal fine or penalty. Provided the default does not involve an emergency that must be addressed in a shorter time frame, Tenant shall have a period of 30 days after notice from Landlord of a Nonmonetary Default in which to cure the default. In addition, provided that the default does not involve an emergency that must be addressed in a shorter time frame, this grace period shall be extended if the default is of a nature that it cannot be completely cured within such grace period solely as a result of non-financial circumstances outside of Tenant's control, provided that Tenant has promptly commenced all appropriate actions to cure the default within such grace period and those actions are thereafter diligently and continuously pursued by Tenant in good faith. In no event, however, shall the grace period exceed a total of 90 days. If the Nonmonetary Default is not cured before the expiration of the grace period, as extended, then Landlord may pursue any or all of its remedies.

7.2.2 **Statutory Notices**. The notices of defaults to be given under this section may be the same as the notice required under Section 83.20, Florida Statutes, or any successor statute and this Lease shall not be construed to require Landlord to give two separate notices to Tenant before proceeding with any remedies.

7.3 **Landlord's Remedies**. If Tenant defaults, Landlord shall have all remedies available at law or in equity. Landlord shall not be required to give Tenant any notice of a default, other than the notices described above, before Landlord's exercise of its remedies under this Lease.

7.4 **Acceleration**. If Tenant defaults, Landlord may declare the entire balance of all forms of Rent due under this Lease for the remainder of the Lease Term to be forthwith due and payable and may collect the then present value of the Rents (calculated using a discount rate equal to the discount rate of the branch of the Federal Reserve Bank closest to the Premises in effect as of the date of the default). If Landlord exercises its remedy to retake possession of the Premises and collects from Tenant all forms of Rent owed for the remainder of the Lease Term, Landlord shall account to Tenant, at the date of the expiration of the Lease Term, for the net amounts actually collected by Landlord as a result of a reletting, net of the Tenant's obligations as specified above.

7.5 **Landlord's Right to Perform**. If Tenant defaults, Landlord may, but shall have no obligation to, perform the obligations of Tenant, and if Landlord, in doing so, makes any expenditures or incurs any obligation for the payment of money, including reasonable attorneys' fees, the sums so paid or obligations incurred shall be paid by Tenant to Landlord upon receipt of a bill or statement to Tenant therefor. Tenant shall also pay to Landlord upon receipt of invoice, in addition to all other costs incurred by Landlord, a service charge of 20% of any amounts expended by Landlord to make repairs which are the obligation of Tenant.

7.6 **Jurisdiction and Venue**. Any legal action or proceeding arising out of or in any way connected with this Lease shall be instituted in a court (federal or state) located in Miami-Dade County, Florida which shall be the exclusive jurisdiction and venue for litigation concerning this Lease. Landlord and Tenant shall be subject to the jurisdiction of those courts in any legal action or proceeding. The execution of this Lease and performance of its obligations by Tenant, for purposes of personal or long-arm jurisdiction, constitutes doing business in the State of Florida pursuant to Section 48.193, Florida Statutes. In addition, Landlord and Tenant waive any objection that they may now or hereafter have to the laying of venue of any action or proceeding in those courts, and further waive the right to plead or claim that any action or proceeding brought in any of those courts has been brought in an inconvenient forum.

7.7 **Late Charges, Interest, and Bad Checks**. If any payment due Landlord shall not be paid within five days of the date when due, Tenant shall pay, in addition to the payment then due, an administrative charge equal to the greater of (a) 5% of the past due payment; or (b) $250. All payments due Landlord shall bear interest at the lesser of: (a) 18% per annum, or (b) the highest rate of interest permitted to be charged by applicable law, accruing from the date the obligation arose through the date payment is actually received by Landlord. If any check given to Landlord for any payment is dishonored for any reason whatsoever not attributable to Landlord, in addition to all other remedies available to Landlord, upon demand, Tenant will reimburse Landlord for all insufficient funds, bank, or returned check fees, plus an administrative fee not to exceed the maximum amount prescribed by Section 68.065, Florida Statutes. In addition, Landlord may require all future payments from Tenant to be made by cashier's check from a local bank or by Federal Reserve wire transfer to Landlord's account.

7.8 **Limitation of Remedies; Exculpation**. Tenant waives all remedies for defaults by Landlord and all claims under any indemnities granted by Landlord under this Lease based on loss of business or profits or for other consequential damages or for punitive or special damages of any kind or, except as specifically provided in this Lease, to terminate this Lease. None of Landlord's officers, employees, agents, directors, shareholders, partners, or affiliates shall ever have any personal liability to Tenant under this Lease. Tenant shall look solely to Landlord's estate and interest in the Premises for the satisfaction of any right or remedy of Tenant under this Lease, or for the collection of any judgment (or other judicial process) requiring the payment of money by Landlord, and no other property or assets of Landlord or its principals shall be subject to levy, execution, or other enforcement procedure for the satisfaction of Tenant's rights or remedies under this Lease, the relationship of Landlord and Tenant under this Lease, Tenant's use and occupancy of the Premises, or any other liability of Landlord to Tenant of whatever kind or nature. No act or omission of Landlord or its agents shall constitute an actual or constructive eviction of Tenant unless Landlord shall have first received notice of Tenant's claim and shall have failed to cure it after having been afforded a reasonable time to do so, which in no event shall be less than 30 days. **TENANT EXPRESSLY, KNOWINGLY, AND VOLUNTARILY WAIVES (I) ALL CONSTITUTIONAL, STATUTORY, OR COMMON LAW BONDING REQUIREMENTS, INCLUDING THE REQUIREMENT UNDER SECTION 83.12, FLORIDA STATUTES, THAT LANDLORD FILE A BOND, IT BEING THE INTENTION OF THE PARTIES THAT NO BOND SHALL BE REQUIRED TO BE FILED BY LANDLORD IN ANY DISTRESS ACTION; AND (II) THE RIGHT UNDER SECTION 83.14, FLORIDA STATUTES, TO REPLEVY DISTRAINED PROPERTY.**

7.9 **Presumption of Abandonment**. It shall be conclusively presumed that Tenant has abandoned the Premises if Tenant fails to keep the Premises open for business during regular business hours for five consecutive days while in monetary default.

Any grace periods set forth in this article shall not apply to the application of this presumption. In addition to all other rights of Landlord in the event of an abandonment of the Premises by Tenant, Landlord may reenter and repossess the Premises without legal process, without releasing Tenant of any liability, and with no liability for any claims of wrongful eviction or otherwise by Tenant, if Tenant is presumed to have abandoned the Premises as specified above and fails to object in writing within ten days after a notice from Landlord that it so intends to reenter.

8. **ALTERATIONS**. "**Alterations**" shall mean any alteration, addition, or improvement in or on or to the Premises of any kind or nature, including any improvements made before Tenant's occupancy of the Premises. Tenant shall make no Alterations without the prior written consent of Landlord, which consent may be withheld or conditioned in Landlord's sole discretion. However, Landlord will not unreasonably withhold or delay consent to non-structural interior Alterations, provided that they do not involve demolition of improvements, affect utility services or Property systems, are not visible from outside the Premises, and do not require other alterations, additions, or improvements to areas outside the Premises. Tenant shall reimburse Landlord, on demand, for the actual out-of-pocket costs for the services of any third party employed by Landlord to review or prepare any Alteration-related plan or other document for which Landlord's consent or approval is required. Landlord, or its agent or contractor, may supervise the performance of any Alterations, and, if so, Tenant shall pay to Landlord an amount equal to 15% of the cost of the work, as a supervisory fee. Except as expressly set forth in this Lease, Landlord has made no representation or promise as to the condition of the Premises, Landlord shall not perform any alterations, additions, or improvements to make the Premises suitable and ready for occupancy and use by Tenant, and Tenant shall accept possession of the Premises in its then "as-is", "where-is" condition, without representation or warranty of any kind by Landlord. Except for work to be performed by Landlord, before any Alterations are undertaken by or on behalf of Tenant, Tenant shall deliver to Landlord any governmental permit required for the Alterations and shall require any contractor performing work on the Premises to obtain and maintain, at no expense to Landlord, workers' compensation insurance as required by law, builder's risk insurance in the amount of the replacement cost of the applicable Alterations (or such other amount reasonably required by Landlord), commercial general liability insurance, and auto liability insurance (to include all automobiles owned, leased, hired or borrowed), written on an occurrence basis with minimum limits of $2 million per occurrence limit, $2 million general aggregate limit, $2 million personal and advertising limit, and $2 million products/completed operations limit; which coverage limits may be effected with umbrella coverage (including contractual liability, broad form property damage and contractor's protective liability coverage). Contractor's insurance shall contain an endorsement insuring the Landlord and its managing agent (and, if requested, Landlord's mortgagee) as additional insureds and shall be primary over any other coverage available to the Landlord. All Alterations by Tenant shall also comply with Landlord's rules and requirements for contractors performing work in the Property.

9. **AS-IS**. Except as set forth expressly in this article, Landlord does not make any warranties or representations concerning the Premises or any component of the Premises, including the zoning or other land use restrictions affecting the Premises, the compliance of the Premises or any part of the Premises with any governmental requirement, the use or existence, or prior use or existence, of hazardous materials on the Land, or the accuracy or completeness of any statement or other matter previously disclosed to the Tenant, or that Tenant will be able to utilize the Premises for the Permitted Use. **EXCEPT AS SPECIFICALLY PROVIDED FOR IN THIS LEASE, THERE ARE NO EXPRESS OR IMPLIED WARRANTIES GIVEN TO TENANT IN CONNECTION WITH THIS LEASE OR THE PREMISES. LANDLORD DISCLAIMS ANY AND ALL WARRANTIES OF MERCHANTABILITY, HABITABILITY, TENANTABILITY, AND FITNESS FOR A PARTICULAR PURPOSE.**

10. **LIENS**. The interest of Landlord in the Premises shall not be subject in any way to any liens, including construction liens, for Alterations made by or on behalf of Tenant. This exculpation is made with express reference to Section 713.10, Florida Statutes. Tenant represents to Landlord that any improvements that might be made by Tenant to the Premises are not required to be made under the terms of this Lease and that any improvements which may be made by Tenant do not constitute the "pith of the lease" under applicable Florida case law. If any lien is filed against the Premises for work or materials claimed to have been furnished to Tenant, Tenant shall cause it to be discharged of record or properly transferred to a bond under Section 713.24, Florida Statutes, within ten days after notice to Tenant. Further, Tenant shall indemnify, defend, and save Landlord harmless from and against any damage or loss, including reasonable attorneys' fees, incurred by Landlord as a result of any liens or other claims arising out of or related to work performed in the Premises by or on behalf of Tenant. Tenant shall notify every contractor making improvements to the Premises that the interest of the Landlord in the Premises shall not be subject to liens.

11. **ACCESS TO PREMISES.** Landlord and persons authorized by Landlord shall have the right, at all reasonable times, to enter and inspect the Premises and to make repairs and alterations Landlord deems necessary, with reasonable prior notice (which may be by telephone or e-mail), except in cases of emergency, when no notice shall be required.

12. **COMMON AREAS**. The "**Common Areas**" of the Property include such areas and facilities as delivery facilities, walkways, landscaped and planted areas, and parking facilities and are those areas designated by Landlord for the general use in common of occupants of the Property, including Tenant. The Common Areas shall at all times be subject to the exclusive control and management of Landlord. Landlord may grant third parties specific rights concerning portions of the Common Areas. Landlord may increase, reduce, improve, or otherwise alter the Common Areas, otherwise make improvements, alterations, or additions to the Property, and change the name or number by which the Property is known. Landlord may also temporarily close the Common Areas to make repairs or improvements. In addition, Landlord may temporarily close the Property and preclude access to the Premises in the event of casualty, governmental requirements, the threat of an emergency such as a hurricane or other act of God, for pest extermination, or if Landlord otherwise reasonably deems it necessary in order to prevent damage or injury to person or property. If Landlord redevelops or remodels the Property, including remodeling or replacement of sign pylons or monuments containing Tenant's signage, Landlord may require Tenant, at Tenant's expense, to remove its existing signs and install new signs in conformity with signage standards established by Landlord, or to remodel the storefront of the Premises, or both. Landlord reserves the right, from time to time, to utilize portions of the Common Areas for entertainment, carnival type shows, rides, outdoor shows, displays, automobile and other product shows, the leasing of kiosks, or other uses that in Landlord's judgment tend to attract the public. Further, the Landlord reserves the right to utilize the lighting standards and other areas of the parking areas for advertising purposes and holiday decorations. This Lease does not create, nor will Tenant have any express or implied easement for, or other rights to, air, light, or view over, from, or about the Property.

13. **SECURITY INTEREST**. As security for Tenant's obligations under this Lease, Tenant grants to Landlord a security interest in this Lease and all property of Tenant now or hereafter placed in or upon the Premises including, but not limited to, all fixtures, furniture, inventory, machinery, equipment, merchandise, furnishings, and other articles of personal property, and all insurance proceeds of or relating to Tenant's property and all accessions and additions to, substitutions for, and replacements, products, and proceeds of the Tenant's property. This Lease constitutes a security agreement under the Florida Uniform Commercial Code.

14. **ADVERTISING**. Landlord may advertise the Premises as being "For Rent" at any time following a default by Tenant which remains uncured and at any time within one hundred eighty (90) days prior to the expiration, cancellation or termination of this Lease for any reason and during any such periods Landlord may exhibit the Premises to prospective tenants upon prior reasonable notice to Tenant.

15. **CASUALTY DAMAGE.** If: (a) the Property shall be so damaged that substantial alteration or reconstruction of the Property shall, in Landlord's opinion, be required (whether or not the Premises shall have been damaged by the casualty); or (b) Landlord is not permitted to rebuild the Property in substantially the same form as it existed before the damage; or (c) the Premises shall be materially damaged by casualty during the last two years of the Lease Term; or (d) any mortgagee requires that the insurance proceeds be applied to the payment of the mortgage debt; or (e) the damage is not covered by insurance maintained by Landlord; then Landlord may, within 90 days after the casualty, give notice to Tenant of Landlord's election to terminate this Lease, and the balance of the Lease Term shall automatically expire on the fifth day after the notice is delivered. If Landlord does not elect to terminate this Lease, Landlord shall proceed with reasonable diligence to restore the Property to substantially the same condition it was in immediately before the casualty. However, Landlord shall not be required to restore any unleased premises in the Property or any Alterations or portion of Tenant's property. Rent shall abate in proportion to the portion of the Premises not usable by Tenant as a result of any casualty resulting in damage to the Property which is covered by insurance carried or required to be carried by Landlord under this Lease, as of the date on which the Premises becomes unusable. Landlord shall not otherwise be liable to Tenant for any delay in restoring the Premises or any inconvenience or annoyance to Tenant or injury to Tenant's business resulting in any way from the damage or the repairs, Tenant's sole remedy being the right to an abatement of Rent.

16. **CONDEMNATION**. If the whole or any substantial part of the Premises shall be condemned by eminent domain or acquired by private purchase in lieu of condemnation, this Lease shall terminate on the date on which possession of the Premises is delivered to the condemning authority and Rent shall be apportioned and paid to that date. If no portion of the Premises is taken but a substantial portion of the Property is taken, at Landlord's option, this Lease shall terminate on the date on which possession of such portion of the Property is delivered to the condemning authority and Rent shall be apportioned and paid to that date. Tenant shall have no claim against Landlord for the value of any unexpired portion of the Lease Term, nor shall Tenant be entitled to any part of the condemnation award or private purchase price. If this Lease is not terminated as provided above, Rent shall abate in proportion to the portion of the Premises condemned.

17. **REPAIR AND MAINTENANCE.**

17.1 **Landlord's Obligations**. Landlord shall repair and maintain in good order and condition, ordinary wear and tear excepted, only the roof, the outside walls (excluding storefronts, windows, and doors), the structural portions of the Premises (exclusive of structural elements constructed by Tenant), and the portions of the electrical and plumbing systems servicing the Premises which are located outside the exterior boundaries of the Premises. However, unless the Waiver of Subrogation section of this Lease applies, Tenant shall pay the cost of any such repairs or maintenance resulting from acts or omissions of Tenant, its employees, agents, or contractors. Tenant waives the provisions of any law, or any right Tenant may have under common law, permitting Tenant to make repairs at Landlord's expense or to withhold Rent or terminate this Lease based on any alleged failure of Landlord to make repairs.

17.2 **Tenant's Obligations**. Except to the extent Landlord is obligated to repair and maintain the Premises as provided in the Landlord's Obligations section of this article, Tenant shall, at its sole cost, repair, replace, and maintain the Premises (including the walls, storefronts, doors, and windows, including plate and window glass, ceilings, and floors in the Premises and electrical, plumbing (including grease traps), mechanical, fire protection, life safety, sprinklers, and HVAC systems servicing the Premises exclusively), in a clean, attractive, first class condition. All replacements shall be of equal quality and class to the original items replaced. Tenant shall not commit or allow to be committed any waste on any portion of the Premises. Tenant shall enter into and maintain an annual maintenance contract with an air conditioning service firm. Tenant shall furnish to Landlord from time to time and upon request of Landlord, a copy of the air conditioning maintenance contract and the quarterly service reports from the contractor. If Tenant fails to furnish copies of the air conditioning maintenance contract and quarterly service reports to Landlord within 15 days following Landlord's request, Tenant shall pay a late charge of $5.00 per day for each day that Tenant is delinquent in submitting the required copies, and Tenant agrees that such late charge shall not be considered a penalty. Tenant shall be responsible for any damage to the roof of the Property caused by any air conditioning maintenance activities.

17.3 **Service Areas**. Tenant shall also maintain the service areas adjacent to the Premises in good repair and in a good, clean, attractive, first class condition and free from rubbish and dirt at all times and shall store all trash and garbage within the Premises until such time as Tenant has the trash and garbage removed from the Premises. Tenant shall be responsible for placing all its trash and garbage into dumpsters or trash bins without allowing the trash or garbage to spill over onto the ground adjacent to the dumpsters or trash bins. If Tenant does not properly dispose of its trash and garbage, Landlord may have the area cleaned in which event Tenant upon Landlord's demand shall pay all charges incurred by Landlord therefor, plus an administrative charge equal to the greater of $50 or 20% of the charges incurred by Landlord.

17.4 **Food Services**. If Tenant's operations include the services and/or preparation of food and/or beverages, Tenant shall comply with all Health Department and other governmental rules and regulations applicable to Tenant's operations in the Premises and shall promptly (a) furnish or cause to be furnished to Landlord copies of all Health Department and other governmental reports, notices, and citations issued with respect to the Premises, and (b) immediately cure or otherwise eliminate all deficiencies and violations noted by the Health Department and other governmental authorities. Tenant shall sanitize the dumpster designated for its use by Landlord and the area surrounding the dumpster on a regular basis, but no less than once a week. If Tenant does not properly dispose of its refuse, Landlord may have the area cleaned and Tenant shall pay all cleaning charges incurred by Landlord, plus an administrative fee equal to the greater of $50.00 or 20% of the cleaning charges.

17.5 **Dumpster**. Tenant shall provide its own dumpster and make arrangements for daily pick up. Tenant shall keep the dumpster area and other equipment washing and cleaning area in a clean and sanitary condition.

18. **ESTOPPEL CERTIFICATES**. From time to time, Tenant, on not less than five days' prior notice, shall (i) execute and deliver to Landlord an estoppel certificate in a form generally consistent with the requirements of institutional lenders and certified to all or any of Landlord, any mortgagee or prospective mortgagee, or prospective purchaser of the Property, and (ii) cause any Guarantor to deliver to Landlord any estoppel certificate required under the Guaranty.

19. **SUBORDINATION**. This Lease is and shall be subject and subordinate to all mortgages and ground leases that may now or hereafter affect the Property, and to all renewals, modifications, consolidations, replacements, and extensions of the leases and mortgages. This article shall be self-operative and no further instrument of subordination shall be necessary. However, in confirmation of this subordination, Tenant shall execute promptly any certificate that Landlord may request. If any ground or underlying lease is terminated, or if the interest of Landlord under this Lease is transferred by reason of or assigned in lieu of foreclosure or other proceedings for enforcement of any mortgage, or if the holder of any mortgage acquires a lease in substitution for the mortgage, or if this Lease is terminated by termination of any lease or by foreclosure of any mortgage to which this Lease is or may be subordinate, then Tenant will, at the option to be exercised in writing by the landlord under any ground or underlying lease or the purchaser, assignee, or tenant, as the case may be (a) attorn to it and will perform for its benefit all the terms, covenants, and conditions of this Lease on

Tenant's part to be performed with the same force and effect as if the landlord or the purchaser, assignee, or tenant were the landlord originally named in this Lease, or (b) enter into a new lease with the landlord or the purchaser, assignee, or tenant for the remainder of the Lease Term and otherwise on the same terms, conditions, and rents as provided in this Lease.

20. **INDEMNIFICATION**. To the fullest extent permitted by law, Tenant shall indemnify, defend, and save harmless Landlord and Landlord's employees, agents, and contractors from and against any and all loss, damage, claim, demand, liability, or expense (including reasonable attorneys' fees) resulting from claims by third parties in connection with the Premises, regardless of whether or not the claim is caused in part by any of the indemnified parties (specifically including any claims that Landlord was negligent or engaged in other tortious conduct). This Indemnification article shall not be construed to restrict, limit, or modify Tenant's insurance obligations under this Lease. Tenant's compliance with the insurance requirements under this Lease shall not restrict, limit, or modify Tenant's obligations under this Indemnification article. This Indemnification article shall not be construed to restrict, limit, or modify either party's insurance obligations under this Lease. Either party's compliance with the insurance requirements under this Lease shall not restrict, limit, or modify that party's obligation sunder this Indemnification article. These indemnification provisions shall survive the expiration or sooner termination of this Lease.

21. **NO WAIVER**. The failure of a party to insist on the strict performance of any provision of this Lease or to exercise any remedy for any default shall not be construed as a waiver. The waiver of any noncompliance with this Lease shall not prevent subsequent similar noncompliance from being a default. No waiver shall be effective unless expressed in writing and signed by the waiving party. No notice to or demand on a party shall of itself entitle the party to any other or further notice or demand in similar or other circumstances. The receipt by Landlord of any Rent after default on the part of Tenant (whether the Rent is due before or after the default) shall not excuse any delays as to future Rent payments and shall not be deemed to operate as a waiver of any then-existing default by Tenant or of the right of Landlord to enforce the payment of any other Rent reserved in this Lease or to pursue eviction or any other remedies available to Landlord. No payment by Tenant, or receipt by Landlord, of a lesser amount than the Rent actually owed under the terms of this Lease shall be deemed to be anything other than a payment on account of the earliest stipulated Rent. No endorsement or statement on any check or any letter accompanying any check or payment of Rent will be deemed an accord and satisfaction. Landlord may accept the check or payment without prejudice to Landlord's right to recover the balance of the Rent or to pursue any other remedy. It is the intention of the parties that this article will modify the common law rules of waiver and estoppel and the provisions of any statute that might dictate a contrary result.

22. **SERVICES AND UTILITIES**.

22.1 **Services Furnished**. Landlord shall have no obligation to provide any utilities or services to the Premises. Tenant shall be solely responsible for and shall promptly pay all charges for water, electricity, or any other utility used or consumed in the Premises, including all costs associated with the provision of separate meters for the Premises. Tenant shall be responsible for repairs and maintenance to exit lighting, emergency lighting, and fire extinguishers for the Premises. Tenant is responsible for interior janitorial, pest control, and waste removal services. Landlord may at any time change the electrical utility provider for the Property. Tenant's use of electrical and heating, water, ventilating, and air conditioning services furnished by Landlord shall not exceed, either in voltage, rated capacity, use, or overall load, that which Landlord deems to be standard for the Property, and, if required by Landlord, all costs associated with the additional usage and the installation and maintenance of facilities for the additional usage, including separate submetering, shall be paid by Tenant as additional rent.

22.2 **Interruption of Services**. In no event shall Landlord be liable for damages resulting from the failure to furnish HVAC, elevator, water, electric, or other service, unless caused by the gross negligence or intentional acts of Landlord, and any interruption or failure shall in no manner constitute an eviction of Tenant or entitle Tenant to abatement of any Rent due under this Lease.

23. **SECURITY DEPOSIT**. The Security Deposit shall be held by Landlord as security for Tenant's full and faithful performance of this Lease including the payment of Rent. Tenant grants Landlord a security interest in the Security Deposit. The Security Deposit may be commingled with other funds of Landlord and Landlord shall have no liability for payment of any interest on the Security Deposit. Landlord may apply the Security Deposit to the extent required to cure any default by Tenant. If Landlord so applies the Security Deposit, Tenant shall deliver to Landlord the amount necessary to replenish the Security Deposit to its original sum within five days after notice from Landlord. The Security Deposit shall not be deemed an advance payment of Rent or a measure of damages for any default by Tenant, nor shall it be a defense to any action that Landlord may bring against Tenant. If Tenant fully and faithfully complies with all of the terms, covenants, and conditions of this Lease, any part of the Security Deposit not used or retained by Landlord under the terms of this Lease shall be returned to Tenant within 45 days after the expiration of the Lease Term and after

Tenant's delivery of possession of the Premises to Landlord. However, if at the expiration of the Lease Term there are any amounts that may be due from Tenant that have not yet been finally determined then Landlord may estimate the amounts that will be owed and deduct them from the Security Deposit. When the actual amounts are finally determined, an adjustment shall be made between Landlord and Tenant with payment to or repayment by Landlord, as the circumstance may require, to the end that Landlord shall receive the entire amount actually owed by Tenant and Tenant shall receive reimbursement for any overpayments.

24. **GOVERNMENTAL REGULATIONS**. Tenant shall promptly comply with all laws, codes, and ordinances of governmental authorities, including the Americans with Disabilities Act of 1990 and all similar present or future laws.

25. **SIGNS.**

25.1 **Landlord's Consent Required**. Tenant will not place or permit to be placed or maintained on any portion of the Property, including on any exterior door, wall, or window of the Premises, or within the interior of the Premises, if visible from the exterior of the Premises, any signage or advertising matter of any kind, without first obtaining Landlord's written approval and consent, which may be withheld in Landlord's sole discretion. All signage shall comply with applicable governmental regulations and restrictions affecting the Property and in conformance with any applicable sign criteria for the Property. If any Tenant proposed signage meets with the allowable provisions of all regulatory agencies, Landlord's consent shall not be unreasonably withheld.

25.2 **Exterior Alterations**. Any signs or other exterior Alterations, including awnings, canopies, decorations, lettering, advertising matters, or other things as may be approved by Landlord shall be maintained by Tenant in good condition and repair at all times and shall conform to the criteria established from time to time by Landlord for the Property. Upon the expiration or sooner termination of this Lease, if Landlord shall so elect, Tenant at its own expense shall remove all signs and restore the exterior of Premises to its original condition. This obligation of Tenant shall survive the expiration or sooner termination of this Lease.

26. **BROKER.** Tenant represents and warrants that it neither consulted nor negotiated with any broker or finder regarding the Premises, except the Landlord's Broker and Tenant's Broker, who shall be paid by Landlord pursuant to a separate written agreement, provided that neither the foregoing nor anything else in this Lease is intended, or shall be construed, to grant such Brokers any rights under this Lease or make them third party beneficiaries of this Lease. Tenant shall indemnify, defend, and hold Landlord harmless from and against any claims for commissions from any real estate broker other than the Landlord's Broker and Tenant's Broker with whom it has dealt in connection with this Lease. The terms of this Article shall survive the expiration or earlier termination of this Lease.

27. **END OF TERM**. Tenant shall surrender the Premises to Landlord at the expiration or sooner termination of this Lease in good order and condition, broom-clean, except for reasonable wear and tear. Tenant shall be liable to Landlord for all damages, including any consequential damages, that Landlord may suffer by reason of any holding over by Tenant, and Tenant shall indemnify, defend, and save Landlord harmless against all costs, claims, loss, or liability resulting from delay by Tenant in so surrendering the Premises, including any claims made by any succeeding tenant founded on any delay. All Alterations made by Landlord or Tenant to the Premises shall become Landlord's property on the expiration or sooner termination of the Lease Term. On the expiration or sooner termination of the Lease Term, Tenant, at its expense, shall remove from the Premises all of Tenant's personal property, all computer and telecommunications wiring, and all Alterations that Landlord designates by notice to Tenant. Tenant shall also repair any damage to the Premises caused by the removal. Any items of Tenant's property that shall remain in the Premises after the expiration or sooner termination of the Lease Term, may, at the option of Landlord, be deemed to have been abandoned, and in that case, those items may be retained by Landlord as its property to be disposed of by Landlord, without accountability to Tenant or any other party, in the manner Landlord shall determine, at Tenant's expense.

28. **HOLDOVER**. If Tenant fails to surrender the Premises upon the expiration or earlier termination hereof, Tenant's tenancy shall be subject to the terms and conditions hereof; provided, however, that such tenancy shall be a tenancy at sufferance only, for the entire Premises, and Tenant shall pay monthly Base Rent at a rate equal to 200% of the monthly Base Rent applicable during the last calendar month of the Lease Term. Nothing in this Section shall limit Landlord's rights or remedies or be deemed a consent to any holdover. If Landlord is unable to deliver possession of the Premises to a new tenant, or consummate a sale transaction, or perform improvements for a new tenant as a result of Tenant's holdover, Tenant shall be liable for all resulting damages, including lost profits, incurred by Landlord.

29. **ATTORNEYS' FEES**. The prevailing party in any litigation arising out of or in any manner relating to this Lease, including the declaration of any rights or obligations under this Lease, shall be entitled to recover from the losing party reasonable attorneys' fees and costs. In addition, if Landlord becomes a party to any suit or proceeding affecting the Premises or involving this

Lease or Tenant's interest under this Lease, other than a suit between Landlord and Tenant, or if Landlord engages counsel to collect any of the amounts owed under this Lease, or to enforce performance of any of the agreements, conditions, covenants, provisions, or stipulations of this Lease, without commencing litigation, then the costs, expenses, and reasonable attorneys' fees and disbursements incurred by Landlord shall be paid to Landlord by Tenant.

30. **NOTICES**. Any notice to be given under this Lease may be given either by a party itself or by its attorney or agent and shall be in writing and delivered by hand, by nationally recognized overnight air courier service (such as FedEx), or by the United States Postal Service, registered or certified mail, return receipt requested, in each case addressed to the respective party at the party's notice address. A notice shall be deemed effective upon receipt or the date sent if it is returned to the addressor because it is refused, unclaimed, or the addressee has moved.

31. **IMPOSSIBILITY OF PERFORMANCE**. For purposes of this Lease, the term "**Unavoidable Delay**" shall mean any delays due to strikes, lockouts, civil commotion, war or warlike operations, acts of terrorism, acts of a public enemy, acts of bioterrorism, epidemics, quarantines, invasion, rebellion, hostilities, military or usurped power, sabotage, government regulations or controls, inability to obtain any material, utility, or service because of governmental restrictions, hurricanes, floods, or other natural disasters, acts of God, or any other cause beyond the direct control of the party delayed. Notwithstanding anything in this Lease to the contrary, if Landlord or Tenant shall be delayed in the performance of any act required under this Lease by reason of any Unavoidable Delay, then provided notice of the Unavoidable Delay is given to the other party within ten days after its occurrence, performance of the act shall be excused for the period of the delay and the period for the performance of the act shall be extended for a reasonable period, in no event to exceed a period equivalent to the period of the delay. The provisions of this article shall not operate to excuse Tenant from the payment of Rent or from surrendering the Premises at the end of the Lease Term, and shall not operate to extend the Lease Term. Delays or failures to perform resulting from lack of funds or the increased cost of obtaining labor and materials shall not be deemed delays beyond the direct control of a party.

32. **PARKING.**

32.1 **No Reserved Parking**. Tenant shall have the right to utilize up to three (3) parking spaces on the Property. Except for particular spaces and areas designated from time to time by Landlord for reserved parking, if any, all parking in the parking areas shall be on an unreserved, first-come, first-served basis.

32.2 **Landlord's Rights**. Landlord reserves the right to (a) reduce the number of spaces in the parking areas as long as the number of spaces remaining is in compliance with all applicable governmental requirements; (b) reserve spaces for the exclusive use of specific tenants or other parties and change the location of any reserved parking spaces assigned to Tenant; and (c) change the access to the parking areas, provided that some manner of reasonable access to the parking areas remains after the change; and none of the foregoing shall entitle Tenant to any claim against Landlord or to any abatement of Rent.

33. **FINANCIAL REPORTING**. Within 15 days after a request from Landlord, Tenant shall furnish to Landlord a balance sheet of Tenant (and, if applicable, the Guarantor) as of the end of the most recently ended fiscal year of Tenant and a statement of income and expense for the year then ended, together with a certificate of the chief financial officer of Tenant to the effect that the financial statements have been prepared in conformity with generally accepted accounting principles consistently applied and fairly present the financial condition and results of operations of Tenant (and, if applicable, the Guarantor) as of and for the period covered.

34. **GENERAL PROVISIONS.**

34.1 **Construction Principles**. The words "including" and "include" and similar words will not be construed restrictively to limit or exclude other items not listed. This Lease has been negotiated "at arm's-length" by Landlord and Tenant, each having the opportunity to be represented by legal counsel of its choice and to negotiate the form and substance of this Lease. Therefore, this Lease shall not be more strictly construed against either party because one party may have drafted this Lease. If any provision of this Lease is determined to be invalid, illegal, or unenforceable, the remaining provisions of this Lease shall remain in full force, if the essential provisions of this Lease for each party remain valid, binding, and enforceable. The parties may amend this Lease only by a written agreement of the parties. This Lease shall constitute the entire agreement of the parties concerning the matters covered by this Lease. All prior understandings and agreements had between the parties concerning those matters, including all preliminary negotiations, lease proposals, letters of intent, and similar documents, are merged into this Lease, which alone fully and completely expresses the understanding of the parties. The provisions of this Lease may not be explained, supplemented, or qualified through evidence of trade usage or a prior course of dealings. In entering into this Lease, neither party has relied upon any statement,

representation, warranty, or agreement of the other party except for those expressly contained in this Lease. There are no conditions precedent to the effectiveness of this Lease, other than those expressly stated in this Lease. Landlord and Tenant intend that faxed or PDF format signatures constitute original signatures binding on the parties. This Lease shall bind and inure to the benefit of the heirs, personal representatives, and, except as otherwise provided, the successors and assigns of the parties to this Lease. Each provision of this Lease shall be deemed both a covenant and a condition and shall run with the land. Any liability or obligation of Landlord or Tenant arising during the Lease Term shall survive the expiration or earlier termination of this Lease.

34.2 **No Representations by Landlord**. Neither Landlord nor Landlord's agents have made any representations or promises concerning the physical condition of the Property or the Premises, Tenant's ability to use the Premises for the uses permitted under this Lease, the area of the Premises or the manner of calculating such area, levels of customer traffic, gross sales that can be achieved at the Property, parking availability, Landlord's promotion or advertising of the Property, or any other matter affecting or relating to the Premises, except as expressly set forth in this Lease, and no rights, easements, or licenses are acquired by Tenant by implication or otherwise except as expressly set forth in this Lease.

34.3 **Radon Gas**. The following notification is provided under Section 404.056(5), Florida Statutes: "Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county health department."

34.4 **Corporate Seal.** The scroll seal set forth immediately below the signature of the individual executing this Lease on Tenant's behalf has been adopted by the corporation as its seal for the purpose of execution of this Lease and the scroll seal has been affixed to this Lease as the seal of the corporation and not as the personal or private seal of the officer executing this Lease on behalf of the corporation.

34.5 **Exhibits**. All exhibits, riders, and addenda attached to this Lease shall, by this reference, be incorporated into this Lease. The following exhibits are attached to this Lease:

EXHIBIT "A" – Rules and Regulations
EXHIBIT "B" – Tenant Improvements

35. **JURY WAIVER; COUNTERCLAIMS**. LANDLORD AND TENANT KNOWINGLY, INTENTIONALLY, AND VOLUNTARILY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM INVOLVING ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE. TENANT FURTHER WAIVES THE RIGHT TO INTERPOSE ANY PERMISSIVE COUNTERCLAIM OF ANY NATURE IN ANY ACTION TO OBTAIN POSSESSION OF THE PREMISES.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, this Lease has been executed on behalf of Landlord and Tenant as of the Date of this Lease.

WITNESSES:

____
Signature of Witness 1

____
Print or type name of Witness 1

____
Signature of Witness 2

____
Print or type name of Witness 2

LANDLORD:

Maker's Development, LLC, a Florid limited liability company

By: [signature]
Name: Rodman Martinez
Title: ______________________________

Date Executed: ______________________________

WITNESSES:

[signature]
Signature of Witness 1

Stanley L. Teeple
Print or type name of Witness 1

____
Signature of Witness 2

____
Print or type name of Witness 2

TENANT:

Can B Corp., a Florida corporation

By: [signature]
Name: MARCO ALFONSI
Title: CEO

[CORPORATE SEAL]

Date Executed: 14 JUN 21

EXHIBIT "A"

RULES AND REGULATIONS

1. The sidewalks and public portions of the Property, such as entrances, passages, courts, parking areas, elevators, vestibules, stairways, corridors, or halls shall not be obstructed or encumbered by Tenant or its employees, agents, invitees, or guests nor shall they be used for any purpose other than ingress and egress to and from the Premises. Tenant shall not conduct any business, loading or unloading, assembling, or any other work connected with Tenant's business on any portion of the Common Areas or in any other area of the Property outside the confines of the Premises. Tenant shall not sell or display merchandise on, or otherwise obstruct, the Common Areas or any other area of the Property outside the confines of the Premises.

2. No awnings or other projections shall be attached to the outside walls of the Property. No curtains, blinds, shades, louvered openings, or screens or anything else which may be visible from outside the Property shall be attached to or hung in, or used in connection with, any window or door of the Premises, without the prior written consent of Landlord, unless installed by Landlord. No aerial or antenna shall be erected on the roof or exterior walls of the Premises or in the Property.

3. No sign, advertisement, notice, or other lettering shall be exhibited, inscribed, painted, or affixed by Tenant on any part of the outside of the Premises or Property or on corridor walls or doors or mounted on the inside of any windows without the prior written consent of Landlord. Signs on any entrance door or doors shall conform to Property standards and shall, at Tenant's expense, be inscribed, painted, or affixed for Tenant by sign makers approved by Landlord.

4. No show cases or other articles shall be put in front of or affixed to any part of the exterior of the Property, nor placed in the public halls, corridors, or vestibules without the prior written consent of Landlord.

5. The water and wash closets and other plumbing fixtures shall not be used for any purpose other than those for which they were constructed, and no sweepings, rubbish, rags, or other substances shall be thrown in them. All damages resulting from any misuse of fixtures shall be borne by the Tenant who, or whose employees, agents, invitees, or guests, shall have caused the damages.

6. No animals of any kind (except dogs assisting disabled persons) shall be brought on the Premises or Property.

7. Tenant shall not cause or permit any unusual or objectionable odors to be produced on or permeate from the Premises.

8. Tenant shall not make or permit to be made any unseemly or disturbing noises, radio frequency or electromagnetic, radio or television interference, or disturb or interfere with occupants of the Property or neighboring premises or those having business with them, or interfere with equipment of Landlord or occupants of the Property, whether by the use of any musical instrument, radio, television, machines or equipment, unmusical noise, or in any other way, including use of any wireless device or equipment. Tenant shall not use any advertising medium such as loudspeakers, sound amplifiers, or radio or television broadcasts in a manner which may be heard outside the Premises.

9. Neither Tenant nor any of Tenant's employees, agents, invitees, or guests shall at any time bring or keep on the Premises any firearms, inflammable, combustible, or explosive substance or any chemical substance, other than reasonable amounts of cleaning fluids and solvents required in the normal operation of Tenant's business, all of which shall only be used in strict compliance with all applicable environmental laws.

10. All deliveries, removals, or the carrying in or out of any merchandise, safes, freights, furniture, or bulky matter of any description may be accomplished only with the prior approval of Landlord and then only in approved areas, through the approved loading/service area doors during approved hours, and otherwise in accordance with Landlord's requirements. Tenant shall assume all liability and risk concerning these movements. All hand trucks must be equipped with rubber tires and side guards. Landlord may restrict the location where heavy or bulky matters may be placed inside the Premises. Landlord reserves the right to inspect all freight to be brought into the Property and to exclude all freight that can or may violate any of these Rules and Regulations or other provisions of this Lease.

TENANT INITIALS: ______ LANDLORD INITIALS: RM

11. Tenant shall not create or use any advertising mentioning or exhibiting any likeness of the Property without the prior written consent of Landlord. Landlord shall have the right to prohibit any advertising that, in Landlord's reasonable opinion, tends to impair the reputation of the Property or its desirability, and on notice from Landlord, Tenant shall discontinue the advertising.

12. The Premises shall not be used for lodging or sleeping, or for any immoral, disreputable, or illegal purposes, or for any purpose that may be dangerous to life, limb, or property.

13. Canvassing, soliciting, and peddling within the Property or in the Common Areas is prohibited and Tenant shall cooperate to prevent such activities.

14. Tenant, its employees, agents, contractors, and invitees shall park their vehicles only in the portion of the parking areas designated by Landlord. Usage of parking spaces shall be in common with all other tenants of the Property and their employees, agents, contractors, and invitees. All parking space usage shall be subject to any reasonable rules and regulations for the sale and proper use of parking spaces that Landlord may prescribe. Tenant's employees, agents, contractors, and invitees shall abide by all posted roadway signs in and about the parking facilities. Landlord shall have the right to tow or otherwise remove vehicles of Tenant and its employees, agents, contractors, or invitees that are improperly parked, blocking ingress or egress lanes, or violating parking rules, at the expense of Tenant or the owner of the vehicle, or both, and without liability to Landlord. Upon request by Landlord, Tenant shall furnish Landlord with the license numbers and descriptions of any vehicles of Tenant, its principals, employees, agents, and contractors. Landlord reserves the right to charge Tenant an administrative fee of $50.00 per violation of the foregoing rules.

15. Tenant shall not go upon the roof of the Property without the written consent of Landlord. Any roof opening or other work on the roof required at the Premises shall be performed by Landlord's roofing contractor, at Tenant's expense. Such openings shall include, as required, supporting structures, angles, curbs, flashing ducts, and vents and grills. Landlord may refuse to approve such roof opening or other work request if it may affect the roof's structural system, may void the roof warranty, or may otherwise affect the integrity of the roofing system.

16. Tenant shall secure and keep in effect an effective pest control contract providing for periodic inspection and treatment for roaches, insects, rodents, termites, and other pests. If Tenant violates this requirement, Landlord may provide pest control and bill Tenant the costs therefor.

17. Tenant shall not conduct any auction, fire, "going out of business," or bankruptcy sales.

18. All trucks and delivery vans shall be parked in designated areas only and not parked in spaces reserved for cars. All delivery service doors are to remain closed except during the time that deliveries, garbage removal, or other approved uses are taking place. All loading and unloading of goods shall be done only at the times, in the areas, and through the entrances designated for loading purposes by Landlord.

19. Tenant shall be responsible for the removal and proper disposition of all crates, oversized trash, boxes, and items termed garbage from the Premises. The corridors and parking and delivery areas are to be kept clear of these items. Tenant shall provide convenient and adequate receptacles for the collection of standard items of trash and shall facilitate the removal of trash by Landlord. Tenant shall ensure that liquids are not disposed of in the receptacles.

20. Landlord shall not be responsible or liable for lost or stolen personal property, equipment, or money occurring anywhere in the Property, regardless of how or when the loss occurs.

21. Tenant shall give Landlord prompt notice of all accidents to or defects in air conditioning equipment, plumbing, electric facilities, or any part or appurtenance of the Premises.

22. Tenant agrees and fully understands that the overall aesthetic appearance of the Property is of paramount importance; thus Landlord shall maintain complete aesthetic control over any and every portion of the Premises visible from outside the Premises including all fixtures, equipment, signs, exterior lighting, plumbing fixtures, shades, awnings, merchandise, displays, art work, wall coverings, or any other object used in Tenant's business. Landlord's control over the visual aesthetics shall be complete and arbitrary. Landlord will notify Tenant in writing of any aesthetic deficiencies and Tenant will have seven days to correct the deficiencies to Landlord's satisfaction or Tenant shall be in default of this Lease and the Default article shall apply.

TENANT INITIALS: ______ LANDLORD INITIALS: RM

23. Tenant shall not install, operate, or maintain in the Premises or in any other area, any electrical equipment that does not bear the U/L (Underwriters Laboratories) seal of approval, or that would overload the electrical system or any part of the system beyond its capacity for proper, efficient, and safe operation as determined by Landlord, taking into consideration the overall electrical system and the present and future requirements therefor in the Property. Tenant shall not furnish any cooling or heating to the Premises, including the use of any electronic or gas heating devices, without Landlord's prior written consent.

24. Landlord may, on request by any tenant, waive compliance by the tenant with any of the Rules and Regulations provided that (a) no waiver shall be effective unless in writing and signed by Landlord or Landlord's authorized agent, (b) a waiver shall not relieve the tenant from the obligation to comply with the rule or regulation in the future unless expressly consented to by Landlord, and (c) no waiver granted to any tenant shall relieve any other tenant from the obligation of complying with the Rules and Regulations unless the other tenant has received a similar waiver in writing from Landlord.

25. Tenant will take all steps necessary to prevent: inadequate ventilation, emission of chemical contaminants from indoor or outdoor sources, or both, or emission of biological contaminants. Tenant will not allow any unsafe levels of chemical or biological contaminants (including volatile organic compounds ["VOCs"]) in the Premises, and will take all steps necessary to prevent the release of contaminants from adhesives (for example, upholstery, wallpaper, carpet, machinery, supplies, and cleaning agents) and excess VOC levels.

26. Tenant shall comply with any recycling programs for the Property implemented by Landlord from time to time.

27. Tenant shall not place a load on any floor of the Premises exceeding the floor load per square foot area that such floor was designed to carry. Landlord reserves the right to prescribe the weight limitations and position of all heavy equipment and similar items, and to prescribe the reinforcing necessary, if any, that in the opinion of Landlord may be required under the circumstances, such reinforcing to be at Tenant's expense.

28. All contractors performing work to the structure or systems of the Property must be approved by Landlord.

29. Landlord reserves the right to grant or deny access to the Property to any telecommunications service provider. Access to the Property by any telecommunications service provider (unless through Landlord's current Property telecommunications provider's lines) shall be governed by the terms of Landlord's standard telecommunications license agreement and access fees, which must be executed and delivered to Landlord by such provider before it is allowed any access whatsoever to the Property.

30. Landlord acknowledges that Tenant is a R&D and production facility producing hemp-based products and other products for sale on-premise and shipped to or picked up by other Tenant customers.

31. Whenever these Rules and Regulations directly conflict with any of the rights or obligations of Tenant under this Lease, this Lease shall govern.

Special Permissions-
Subject to Tenant's full compliance with all applicable laws and local ordinances (including obtaining all necessary permits and licenses and its sole cost and expense) and Tenant's agreement to indemnify Landlord pursuant to Section 20 of the Lease, Landlord grants the following special permissions:

2- Landlord to allow projections on the walls inside and outside, and
3- Landlord to allow any signage that is acceptable to and in compliance with the city code, and
4- Landlord to allow showcases and displays on the interior space as conductive to a retail space, and
5- Landlord to allow installation of wash sinks, processing water and drainage, and add additional rest-room facilities as needed, and
10- Landlord to allow deliveries and shipping of all merchandise and equipment as required to operate the business, and
11- Landlord to allow pictures of the building for promotion of marketing events, and
16- Landlord shall provide recommendation for pest control compliance, and
28- Landlord agrees to allow any licensed contractor of Tenant for electrical, plumbing, interior build-to-suit contracting, and
29- Landlord agrees to allow Tenant choice on telecommunications provider, and
New- Landlord to allow event marketing in the facility for marketing and sales of product, and
New- Landlord to allow licensed food trucks to be used during event marketing, and
New- Landlord to allow Tenant the ability to allow subcontractors of like-kind retail products for marketing events.

Without limiting the generality of Section 9 of the Lease, Tenant agrees that Landlord has made no representations or warranties concerning Tenant's lawful right to engage in any of the foregoing activities at the Premises and that the Lease shall not be contingent thereon.

TENANT INITIALS: ________ LANDLORD INITIALS: ________

EXHIBIT "B"

TENANT IMPROVEMENTS

1. **Landlord's Work**. None. Landlord has made no representation or promise as to the condition of the Premises. On the Commencement Date, Tenant shall be deemed to have inspected the Premises and be fully familiar with the physical condition of the Premises, and shall accept the Premises in its then existing "as-is," "where-is" condition. Landlord shall not perform any work to make the Premises suitable for Tenant's occupancy. Landlord shall not be liable for any latent or patent defect in the Premises, or any costs or expenses related in any way to the Tenant's Work.

2. **Tenant's Work**. Tenant shall, but is not required to, at its sole cost and expense, perform all work necessary or desirable for Tenant's occupancy of the Premises (the "**Tenant's Work or Improvements**"). Within 21 days after the Date of this Lease, Tenant shall furnish to Landlord, for Landlord's written approval, two complete permit sets (final construction drawings) of plans and specifications for the Tenant's Work (the "**Plans**"). The Plans shall include the following: fully dimensioned architectural plan; electric/telephone outlet diagram; reflective ceiling plan with light switches; mechanical plan; furniture plan; electric power circuitry diagram; plumbing plans; all color and finish selections; all special equipment and fixture specifications; and fire sprinkler design drawings. Tenant shall submit the approved Plans to applicable building authorities for permit within five days following Landlord's approval and Tenant shall thereafter diligently pursue obtaining its building permits. The Plans will be prepared by a licensed architect and the electrical and mechanical plans will be prepared by a licensed professional engineer. The Plans shall be produced on CAD. The architect and engineer will be subject to Landlord's approval, which shall not be unreasonably withheld. The Plans shall comply with all applicable laws, ordinances, directives, rules, regulations, and other requirements imposed by any and all governmental authorities having or asserting jurisdiction over the Premises. Landlord shall review the Plans and either approve or disapprove them within a reasonable period of time. Should Landlord disapprove them, Tenant shall make any necessary modifications and resubmit the Plans to Landlord in final form within ten days following receipt of Landlord's disapproval of them. Tenant shall thereafter diligently pursue obtaining its building permits for the Tenant's Work.

The Tenant's Work shall be constructed by a general contractor selected and paid by Tenant and approved by Landlord. The general contractor shall obtain a payment and performance bond in form complying with Section 713.23, Florida Statutes. A copy of the bond, the contractor's license(s) to do business in the jurisdiction(s) in which the Premises are located, the fully executed contract between Tenant and the general contractor, the general contractor's work schedule, list of all subcontractors, and all building or other governmental permits required for the Tenant's Work shall be delivered to Landlord before commencement of the Tenant's Work. Tenant shall cause the Tenant's Work to be completed promptly and with due diligence. Unless approved by Landlord in its sole discretion, Tenant shall not have access to the Premises for the commencement of the Tenant's Work until Tenant and its vendors and contractors have obtained all governmentally required permits for Tenant's Work separate from any permits obtained by Landlord for Landlord's Work, if any. Tenant's Work shall be performed in accordance with the Plans and shall be done in a good and workmanlike manner using new materials in accordance with Property standards. All work shall be done in compliance with all other applicable provisions of this Lease and with all applicable laws, ordinances, directives, rules, regulations, and other requirements of any governmental authorities having or asserting jurisdiction over the Premises, including the making of any alterations or improvements to the Premises or the Property which are required to comply with the ADA. Tenant shall pay any impact, utility, or similar fees or assessments arising from the Tenant's Work or occupancy. Before the commencement of any work by Tenant, Tenant shall furnish to Landlord certificates evidencing the existence of builder's risk, commercial general and auto liability, and workers' compensation insurance complying with the requirements for contractors set forth in the Alterations article of this Lease, or as otherwise required by Landlord. Any damage to any part of the Property that occurs as a result of Tenant's Work shall be promptly repaired by Tenant.

3. **Compliance**. Tenant shall also ensure compliance with the following requirements concerning construction, including all future Alterations:

3.1 Tenant and all construction personnel shall abide by Landlord's job site rules, requirements, and regulations (whether supplemental or additional to the requirements set forth in this Lease), and fully cooperate with Landlord's construction representatives in coordinating all construction activities in the Property, including rules and regulations concerning working hours, parking, and use of the construction elevator, if applicable.

3.2 Tenant shall be responsible for cleaning up any refuse or other materials left behind by construction personnel at the end of each work day.

TENANT INITIALS: [signature] LANDLORD INITIALS: RM

3.3 Tenant shall deliver to Landlord all forms of approval provided by the appropriate local governmental authorities to certify that the Tenant Improvements have been completed and the Premises are ready for occupancy, including original building permit and a final, unconditional Certificate of Occupancy or its equivalent, including a Certificate of Completion or Certificate of Final Inspection.

3.4 At all times during construction, Tenant shall allow Landlord access to the Premises for inspection purposes. On completion of the Tenant Improvements, Tenant's general contractor shall review the Premises with Landlord and Tenant and secure Landlord's and Tenant's acceptance of the Tenant Improvements.

3.5 Workers shall provide their own temporary toilet facilities, trash facilities, water coolers, and construction materials dumpsters and shall locate them along with any construction trailers or field offices in areas specifically designated by Landlord.

3.6 Any work that may disturb tenants of the Property (including welding, cutting torch, drilling or cutting of the concrete floor slab or temporary interruption of any utility service and painting or spraying of chemicals, varnishes, lacquers, finishes, or paint), shall only occur before or after normal business hours and as otherwise specified by Landlord.

3.7 Reasonable quantities of water and electricity for lighting, portable power tools, and other common uses as well as use of the construction elevator will be furnished to the contractor at a cost to be assigned at the completion of the job based on usage during the build-out period (including Property standard charges for use of the elevator). The contractor shall make all utility connections, furnish any necessary extensions, and promptly and professionally remove such connections and extensions on completion of work.

3.8 Any work that will involve the draining of a sprinkler line or otherwise affect the Property's fire sprinkler system must be approved by Landlord in advance. In all instances where this is done, the system shall not be left inoperable overnight or over a prolonged period.

3.9 All equipment installed shall be compatible with the base building fire alarm system and the contractor shall warrant that any connection to the base building fire alarm system shall only occur after proper notification to Landlord and on an after-hours basis. Any disruption to the existing fire alarm system or damage as a result of contractor's work will be the sole responsibility of Tenant.

3.10 All additional electrical circuits added to existing electrical panels or any new circuits added to new electrical panels will be appropriately labeled as to the area or equipment serviced by the circuit in question. Any electrical panel covers removed to facilitate installation or connection shall be reattached.

3.11 All workers must stay in their designated work areas and the use of radios, loud music, alcoholic beverages, narcotics, or cigarette smoking is prohibited on the Property.

3.12 Any roof opening required at the Premises shall be performed by Landlord's roofing contractor, at Tenant's expense. Such openings shall include supporting structures, angles, curbs, flashing ducts, and vents and grills. Landlord may refuse to approve such roof opening request if it may affect the roof's structural system, may void the roof warranty, or may otherwise affect the integrity of the roofing system.

3.13 Tenant shall deliver copies of all Notices to Owner received from subcontractors, vendors, trade contractors and all others giving Notice to Owner under applicable Construction Lien Law within five days of receipt of such notices.

3.14 Upon completion of the Tenant Improvements Tenant shall also deliver to Landlord two complete copies of each of the following:

(a) "as-built" construction documents in PDF file format on CDs;

(b) general contractor's one-year warranty and subcontractor warrantees, as well as factory warrantees on equipment installed;

TENANT INITIALS: ______ LANDLORD INITIALS: RM

(c) fire sprinkler system permit set of drawings;

(d) final payment application from general contractor; and

(e) final releases of lien from Tenant's general contractor and all lienors giving notice as defined in the Florida Construction Lien Law (in form required by Landlord) and a final contractor's affidavit from the general contractor in accordance with the Florida Construction Lien Law, indicating all "lienors" have been paid in full.

(f) copies of all closed permits relating to the Tenant Improvements.

3.15 Landlord, or its agent or contractor, may supervise the performance of Tenant's Work and any Alterations, and, if so, Tenant shall pay to Landlord an amount equal to 5% of the cost of the work, as a supervisory fee.

4. **Tenant Delays**. If Landlord or the general contractor is delayed in substantially completing Landlord's Work as a result of the occurrence of any Tenant Delay (as hereafter defined), then, (i) any deadlines set forth in this Lease for Landlord's delivery of the Premises shall be extended day for day for each day of Tenant's Delay, and (ii) at Landlord's option, for purposes of determining the Rent Commencement Date, the date of delivery of the Premises shall be deemed to be the day that Landlord's Work would have been substantially completed absent any Delay(s). For purposes of this provision each of the following shall constitute a "Tenant Delay": (a) Tenant's failure to furnish information or to respond to any request by Landlord or any design consultant for any approval within any time period prescribed, or if no time period is prescribed, within two Business Days of a request, including any information required to modify the Property shell plans to accommodate Tenant's Work; (b) changes or proposed changes required by Tenant's Work requiring changes to Landlord's Work or shell construction; or (c) any delay resulting from Tenant's activities in the Premises before substantial completion of Landlord's Work; or (d) any other delay to Landlord's ability to complete Landlord's Work as required by the terms of this Lease caused by Tenant, its employees, agents, contractors, or consultants.

5. **Changes**. Tenant shall be responsible to reimburse Landlord for all costs resulting from changes to Landlord's Work requested by Tenant. Such costs shall be deducted from the Tenant Improvement Allowance, if any, or if no Allowance is granted, paid to Landlord within ten days of receipt of invoice. If the cost of any changes will exceed any remaining balance of the Tenant Improvement Allowance (after deducting the most current estimate of the work cost before the change in question), Tenant shall pay to Landlord the amount of the excess within ten days of receipt of a notice from Landlord as to the amount. Such payments by Tenant shall not be considered additional rent.